                                                                    Exhibit 23.1



The Board of Directors
PLD Telekom Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                             KPMG Peat Marwick LLP

New York, New York

July 28, 1998